Exhibit 32.2

 CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND ACTING CHIEF FINANCIAL OFFICER  PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES- OXLEY ACT OF 2002

 In connection with the Annual Report of Enable IPC Corporation (the "Company") on Form 10-KSB for the period ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"),

 I, David Walker, the undersigned Chief Executive Officer and Acting Financial Officer  of the Company, hereby certify, based on my knowledge, solely for the purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that:

 (1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

 (2)   The information contained in the Report fairly presents, in all  material respects, the financial condition and result of operations of the Company.

 IN WITNESS WHEREOF, the undersigned has executed this Certification as of the 27th day of April 2006.

/s/ David Walker

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    David Walker

Chief Executive Officer and
Acting Chief Financial Officer